UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 17, 2021

RAPID MICRO BIOSYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)

1001 Pawtucket Boulevard West, Suite 280
Lowell, Massachusetts 01854
(Address of principal executive offices) (Zip Code)

978-349-3200
(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On December 17, 2021, the Board of Directors (the “Board”) of Rapid Micro Biosystems, Inc. (the “Company”) appointed Inese Lowenstein to the Board. Ms. Lowenstein will serve as a Class III director until her term expires at the 2024 annual meeting of stockholders, at which time she will stand for election by the Company’s stockholders. Ms. Lowenstein was also appointed to the Audit Committee of the Board. The Board has determined that Ms. Lowenstein meets the requirements for independence of audit committee members under the applicable listing standards of The Nasdaq Stock Market and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

There are no arrangements or understandings between Ms. Lowenstein and any other person, in each case, pursuant to which Ms. Lowenstein was appointed to serve on the Board. There are no family relationships between Ms. Lowenstein and any other director or executive officer of the Company and there have been no transactions between Ms. Lowenstein and the Company in the last fiscal year, and none are currently proposed, that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Lowenstein will receive the standard cash and equity compensation available to the Company’s current non-employee directors, pursuant to the Company’s Non-Employee Director Compensation Program, filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 333-257431) filed with the Securities and Exchange Commission (“SEC”) on June 25, 2021, as amended (the “Registration Statement”), declared effective by the SEC on July 14, 2021. In connection with her election, Ms. Lowenstein was granted an option under the Company’s 2021 Incentive Award Plan to purchase 25,000 shares of Class A Common Stock at an exercise price of $11.23, the closing price of the Company’s Class A common stock on the date of grant, with such option to vest and become exercisable in 36 substantially equal monthly installments following the date of grant, assuming continued service as a director. The Company also entered into its an indemnification agreement with Ms. Lowenstein, in the form filed as Exhibit 10.6 to the Registration Statement.

Ms. Lowenstein has been at Danaher Corporation for five years, currently serving in a part time role as Senior Talent Advisor.  Prior to her current role, she was President of SCIEX, a Danaher company, where she enhanced the organization’s innovation and commercial execution capabilities.  Ms. Lowenstein has over 20 years of cross-industry and international experience and a strong leadership background in sales, marketing, product management and general management.  Prior to prior to joining Danaher, she held roles of increasing responsibility at Merck KGaA and EMD Millipore, most recently as Executive Vice President, Head of Display Materials Business Unit.

A copy of the press release announcing Ms. Lowenstein’s appointment to the Board being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in the press release attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1*	Press Release of Rapid Micro Biosystems, Inc. dated December 23, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL).

*Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: December 23, 2021	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer